Exhibit-99.1

TX HOLDINGS
Moderator: Cynthia DeMonte
08-05-14/9:30 am CT
Confirmation # 6808599

TX HOLDINGS
Moderator: Cynthia DeMonte
August 5, 2014
9:30 am CT

Operator: Please stand by, we’re about to begin.

Good day and welcome to the TX Holdings Third Quarter Teleconference.

Today’s call is being recorded.

At this time I would like to turn the conference over to Ms. Cynthia DeMonte. Please go ahead ma’am.

Cynthia DeMonte: Good morning and I would like to read the forward looking and cautionary statements.

Except for historical information and discussions contained herein, statements contained in this teleconference may constitute forward looking statements within the meaning of the private securities litigation reform act of 1995 PSLRA and other applicable law.

These statements involve a number of risks, uncertainties and factors discussed in our quarterly reports on form 10Q, our annual reports on form 10K and in our other filings with the (SCC), or in materials incorporated therein by reference.

Any forward looking statement in this teleconference speaks only as if the date on which it is made.

We assume no obligation to update or revise any forward looking statement notwithstanding the above section 27A of the securities act of 1933 as amended and section 21E of the securities exchange act of 1934 as amended expressly state that the safe harbor for forward looking statements does not apply to companies that issue penny stocks.

Because we may from time to time be considered an issuer, a penny stock to safe harbor for forward looking statements under the PSLRA may not be applicable to us at certain times.

TX HOLDINGS
Moderator: Cynthia DeMonte
08-05-14/9:30 am CT
Confirmation # 6808599

And now it is my pleasure to introduce the CEO and Chairman of the board, Buck Shrewsbury.

Buck Shrewsbury: Good morning everyone and thank you for joining us for the TX Holdings first teleconference.

I want to take this opportunity to speak to as many shareholders as possible.

During this call I will try to explain the policies and ((inaudible)) to give you a full picture of TX Holdings financials.

The third fiscal quarter of 2014 represents our sixth profitable quarter.

We continue to make strong (end roads) in building our customer base, keeping our business model lean while allowing for expansion.

And taking advantage of our superior product lines.

Our goals are to meet and exceed the needs of coal mining companies in the US.

Revenue for the quarter ending June 30, 2014 decreased 7.1% from $1,330,650 for the quarter ended June 30, 2013 to $1,236,267.

During the second quarter we lost a customer that represented 25% of our revenue.

As you can see we’ve made up a large portion of that lost revenue with new customers coming in as a result of our aggressive marketing efforts.

Costs of goods sold was $954,499 compared to the cost of goods sold of $823,892 from the same period in 2013.

Representing an increase of $130,607 or 13.9%.

The temporary dislocation of one of our product lines resulted in an increase of cost of goods sold due to the higher cost product mix sold during the current period as compared to the same period prior year.

Gross profit for the quarter ended June 30, 2014 decreased as a percentage of revenue to 22.8% from 38.1% for the same period of prior year.

As explained previously, gross profits decrease due to lower revenues and higher cost of goods.

TX HOLDINGS
Moderator: Cynthia DeMonte
08-05-14/9:30 am CT
Confirmation # 6808599

Net income rose to $326,209 during the quarter ended June 30, 2014 from $189,999 for the comparable quarter of 2013.

Representing a 75.4% increase this increase is due mainly to the settlement of the longstanding lawsuit in the company’s favor, bringing $374,025 to the TX Holdings bottom line.

This was discussed in greater depth in an 8K form filed with the (SCC) on May 27, 2014.

Income from operations during the third quarter decreased 100.6% to a negative $1178 versus $197,455 during the comparable quarter of 2013.

A large portion of this loss was due to the company writing off bad debts that had been lingering along with professional fees and extraordinary one-time expenses.

It’s important to note that the company has a $6 million tax carry forward that will positively impact our bottom line.

As you all know this means that we will not pay any taxes until we have reached $6 million in net profit.

At the end of the quarter we had cash and cash equivalents of almost $149,000. A slight decrease from the year end cash balance - previous year cash balance.

Concurrently inventory increased by almost $460,000 in anticipation of higher sales demand and to increase our product portfolio.

As we all know the coal mining industry may be under pressure but it is not going away.

Demands in foreign markets are escalating and in fact (Hapalootan) in China has led to a growing need for low sulfur content coal.

We are in the heart of the country that mines the lowest sulfur coal content.

It’s in our strategic plan to target these markets.

Please keep in mind TX Holding share of the mining materials market is very small.

We have significant potential for growth; we maintain strong relationships with our vendors which provide us with quality products and competitive advantages.

TX HOLDINGS
Moderator: Cynthia DeMonte
08-05-14/9:30 am CT
Confirmation # 6808599

We have a proven track record and established a strong one in a short period of time.

Our employee team collectively holds over 80 years of expertise in the coal mining sales and handling material industry.

Earlier this year I personally restructured the company’s debt position to allow for continued growth demonstrating my level of commitment to the company and its future.

I personally lent the company $2 million and extended the loan for ten years.

I remain steadfast in my ongoing commitment to TX Holdings, to our mission and to our shareholders.

Now at this time I want to turn it over to any questions you may have.

Operator: Thank you and if you would like to ask a question please signal by pressing star one on your telephone keypad.

If you are using a speakerphone please make sure your mute function is turned off to allow your signal to reach our equipment.

Again that is star one to ask a question and we’ll pause for just a brief moment to allow everyone an opportunity to signal for questions.

And we’ll go first to Phil Tomkinson a private investor.

Phil Tomkinson: Hi this is Phil.

Buck Shrewsbury: Yes Sir Phil.

Phil Tomkinson: Can you hear me?

Buck Shrewsbury: Yes sir I can.

Phil Tomkinson:	Excellent, I was just wondering obviously it seems now that your revenue seems to hit the ceiling over the past few months.

Do you have any intention of increasing your salesforce you know to try and build on revenue?

Buck Shrewsbury:	Yes sir we intend on adding salesman. Right now the salesforce that we have is sufficient with the inventory that we have.

TX HOLDINGS
Moderator: Cynthia DeMonte
08-05-14/9:30 am CT
Confirmation # 6808599

But in the very near future we do hope to add salespeople.

Phil Tomkinson:	And do you have any idea what kind of revenue you’re looking to achieve over the next 12 months?

Buck Shrewsbury:	Well in the past our revenues fluctuated due to the mining industry. We’re continuing to bring on new customers and grow our market share the best we can.

To give you a number I really can’t at this time. I can tell you that we - our salesmen our doing their very best to get the revenue increased and they will do that I assure you.

We’ve added a couple new customers recently and we intend to add many, many more customers.

Phil Tomkinson: Okay thanks.

Operator: And we’ll go next to David Tomkinson also a private investor.

Buck Shrewsbury: Yes sir, David, how are you?

David Tomkinson: Very well thanks.

You mentioned the business with the quality of coal that’s required in China that wanted the low sulfur content which is available in your area.

Is there any chance with your contacts out there that you’ll be able to do some business for the mines in your area to help with the export of the coal?

Buck Shrewsbury:	We’re doing business with a couple of companies that have long-term contracts with the Chinese people.

We will not be actually involved in selling any coal or participating in any way.

David Tomkinson:	Okay I just thought you know with you knowing people out there maybe you could sort of help the process along.

Buck Shrewsbury:	Right, we’ve been contacted by one of the companies in China but the amount of money that we’re speaking it’s just something that we can’t get into.

There’s too much risk.

David Tomkinson:	Okay thanks Buck.

TX HOLDINGS
Moderator: Cynthia DeMonte
08-05-14/9:30 am CT
Confirmation # 6808599

Operator: And just as a reminder that is star one to ask a question.

And we’ll go next to Martin Lipper with Greenstone.

Martin Lipper:	Buck, can you go into a little more detail please on number one, why it’s important and the tremendous need that’s out there often in the coal mining industry and a few other industries.

And secondly can you explain a little more detail the bits - mining bits investments to A, the difference of our cost versus what is out there generally number one and the quality which you I believe ran tests on against other bits made in the US, etcetera.

Buck Shrewsbury:	First of all the rail it you know is used in the mines going down into mines and of course the mines can go back in the mountain as much as five to eight miles, ten miles, whatever.

And this rail has to be laid within a couple of hundred feet of where they’re mining or the mining inspectors will shut down the mines.

It is you know not all mines use rail, all mines does use the bits that we sell.

And a comparison with our bits compared to other companies we - the chemistry we had, our bits tested by an independent laboratory, our bits tested as equally as good or better than our competitors.

Our process because we do buy from China, we have extremely reasonably priced products.

Other than that - did that answer your question (Marty)?

Martin Lipper:	Partially, isn’t there when it comes to rail isn’t there a problem with most companies being able to deliver rail on a timely basis and expeditiously as we seem to be able to do?

Buck Shrewsbury:
The difference there with us and our competitor we only have really a couple of competitors and we’re able to deliver much more timely than other competitors because of the transportation company that I have here in house with (Landstar).

We can load and ship out our material basically the same day we get the orders.

That is a big advantage over our competitors.

TX HOLDINGS
Moderator: Cynthia DeMonte
08-05-14/9:30 am CT
Confirmation # 6808599

Martin Lipper:	And you also made a comment that you lost a major account - was it because of the quality of our bits? Or what was the reason for the loss?

Buck Shrewsbury:	Okay, the customer that we lost was a bit customer that bought our bits.

We feel the only reason we lost a customer was due to the fact that upper management changed and they felt more comfortable dealing with one of our competitors.

We are working on getting that business back. Our product is doing just a good a job as our competitors - or was doing, excuse me.

Martin Lipper:	One last question if I may.

Do you have any on some of these big mines are there any quotes out there that you may potentially get that could be sizable shall we say?

Buck Shrewsbury:	Yes there’s - we have quoted both rail and bits to a couple extremely large mining companies.

We haven’t won any part of the bids yet but we do feel that we will get part of that business.

One of the companies - well both of the companies are new to TX Holdings. One of them is the largest coal company in the eastern United States and they came to us wanting us to bid.

So we feel very good about this project.

Martin Lipper:
So in other words what you’re saying is that you’re getting some recognition within the industry number one, and number two if you got any of those contracts or partial any of those contracts it could increase significantly the sales and obviously the earnings of the company.

Buck Shrewsbury:	Either one of the two bids if we received - if we were awarded either one of the two bids would more than double our sales.

Martin Lipper:	Thank you sir.

Buck Shrewsbury:	Thank you.

Operator: And with no other questions I would like to turn the call back over to Mr. Buck Shrewsbury for any comments or closing remarks.

TX HOLDINGS
Moderator: Cynthia DeMonte
08-05-14/9:30 am CT
Confirmation # 6808599

Buck Shrewsbury:
We appreciate everybody taking the time out of their busy day today. And we look forward for the future and we really feel that we are set to grow so just hang in there; we will be there in the very near future.

Thank you very much. Bye.

Operator: And this concludes today’s conference. Thank you for your participation.

END